UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 13, 2015

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, CA 92707
(Address of principal executive offices, with Zip Code)
(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
Due to a change in the investments with MassMutual for the Universal Electronics Inc. (“UEI”) 401(k) and Profit Sharing Plan (the “Plan”) from a “separate account platform” to a “registered mutual fund platform,” restrictions will be imposed on transactions in UEI stock within the Plan during a brief transition period. Specifically, no transactions in UEI stock will be permitted during a period beginning at 3:45 p.m. Eastern Daylight Time on April 13, 2015 and expected to end during the week of April 19, 2015 through April 25, 2015 (the “Blackout Period”). Interested parties may obtain, without charge, information regarding the Blackout Period by contacting Richard A. Firehammer, Jr., Senior Vice President, General Counsel and Secretary, Universal Electronics Inc., 201 E. Sandpointe Avenue, 8th Floor Santa Ana, CA 92707 (714) 918-9500.
Under Regulation BTR, transactions by UEI directors and executive officers in UEI securities will be restricted during the Blackout Period. The notice to this effect provided to UEI’s directors and executive officers on March 13, 2015 is included as Exhibit 99.1 to this filing and incorporated herein by reference.
The date UEI received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was March 13, 2015.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished with this report.
99.1    Notice of temporary suspension of trading under the Company's employee benefit plans.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: March 16, 2015	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Notice of temporary suspension of trading under the Company's employee benefit plans.

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